EXHIBIT 99.1 - PRESS RELEASE DATED NOVEMBER 26, 1996

C. William Landefeld                                         November 26, 1996
President and Chief Executive Officer
(309) 452-1102

                   CITIZENS FIRST FINANCIAL CORP. ANNOUNCES

                     INTENTION TO APPLY FOR STOCK REPURCHASE


--------------------------------------------------------------------------------

      Normal, Illinois, November 26, 1996 - Citizens First Financial Corp.

(AMEX:CBK) announced that the Board of Directors of Citizens First Financial

Corp. authorized management to apply to the Office of Thrift Supervision

("OTS"), pursuant to OTS regulations, to repurchase up to 10% of the outstanding common stock of the Company.  It is anticipated that such application will be filed with the Regional Office of the OTS in the near future.


      Citizens First Financial Corp. is the holding company for Citizens Savings

Bank, F.S.B. Headquartered in Normal, Illinois, Citizens First Financial Corp.

had total assets of $266.4 million and total equity of $40.3 million at

September 30, 1996.